UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 29, 2007
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 393-1101

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 29, 2007, Harman International Industries, Incorporated (the “Company”), and Dinesh Paliwal, the President, Chief Executive Officer and Vice Chairman of the Company, entered into an amendment (the “Amendment”) to the Letter Agreement dated May 8, 2007 between the Company and Mr. Paliwal (the “Letter Agreement”), defining the terms on which Mr. Paliwal serves as the Chief Executive Officer of the Company.
     Under the Amendment, Mr. Paliwal will become eligible for an annual equity grant (the “Annual Equity Grant”) beginning in September 2008. The Annual Equity Grant will be in lieu of the annual equity grant contemplated by the Letter Agreement. The Annual Equity Grant will have a grant date value equal to two times the annual bonus awarded to Mr. Paliwal for the immediately preceding fiscal year. The Annual Equity Grant will be payable in stock options (25%) and restricted stock units (75%). The number of options will be determined using the Black-Scholes methodology and the number of restricted stock units will be determined based on the fair market value of the Company’s common stock on the date of grant. The stock options and the restricted stock units will vest 20% each year commencing on the first anniversary of the grant date, with acceleration and other provisions as provided in the related award agreements. In the event the Annual Equity Grant exceeds any applicable limits under the Company’s equity plans, Mr. Paliwal and the Compensation and Option Committee of the Company’s Board of Directors will mutually agree on an alternative compensation award equal to the value of such excess. The restricted stock units will be settled in cash upon vesting, except that in the event the Company’s equity plans then in effect permit the grant and vesting of the restricted stock units consistent with the terms set forth in the Amendment, the Company may grant such restricted stock units under any such plan and provide for settlement in shares of the Company’s common stock.
     Under the Amendment, Mr. Paliwal will also receive an additional one-time award of 34,608 cash-settled restricted stock units on January 2, 2008. These restricted stock units will vest on the same terms and conditions as the various grants of restricted stock awarded to Mr. Paliwal under the Letter Agreement, subject to acceleration upon certain qualifying terminations.
     Under the Amendment, Mr. Paliwal will also receive a cash payment of $350,000 on March 1, 2008, unless his employment is terminated other than for cause, good reason, death or disability.
     As contemplated by the Letter Agreement, the Amendment provides that the 32,291 restricted stock units granted to Mr. Paliwal on July 2, 2007 will vest on March 1, 2008, and on such date Mr. Paliwal will be paid a cash amount equal to the greater of $3,974,000 (rather than the $3,875,000 contemplated by the Letter Agreement) or the fair market value of the underlying 32,291 shares of the Company’s common stock. The payment under these restricted stock units will be credited with interest from November 1, 2007 through March 1, 2008 at a rate equal to the “prime rate” reported in The Wall Street Journal on November 15, 2007.
     The Amendment also provides Mr. Paliwal with the ability to earn a special bonus payment on November 9, 2012 (the “Measurement Date”). The amount of the special bonus will be determined based on a fixed formula and varies based on the Enterprise Value of the Company on the Measurement Date. Pursuant to the Amendment, Enterprise Value is defined generally as the sum of the market capitalization of the Company’s outstanding equity securities plus net debt. The Enterprise Value on the Measurement Date (the “Final EV”) must exceed 1.3 times the Enterprise Value of the Company as of November 9, 2007 (the “Base EV”) for any payment to be due. If the Final EV is two times Base EV, Mr. Paliwal will receive a payment of $50 million. If the Final EV is three times or more Base EV, Mr. Paliwal will receive a payment of $75 million. In the event that the Final EV is between 1.3 and 2 or between 2 and 3 times Base EV, a straight line interpolation will be used to determine the amount payable to Mr. Paliwal. No special bonus is payable in the event that the Final EV is less than 1.3 times Base EV. The maximum special bonus payable under the arrangement is $75 million. The Enterprise Value is subject to adjustment for a spinoff and an extraordinary dividend.
     The special bonus amount will be offset by the value of the 100,000 options granted to Mr. Paliwal on July 1, 2007 and the 100,000 options granted to Mr. Paliwal on October 18, 2007. The value of the options will be based on the difference between the fair market value of the Company’s common stock on the Measurement Date and the exercise price of the options, as applicable. In the event Mr. Paliwal terminates his employment other than for “good reason” or if the Company terminates his employment for “cause” (as those terms are defined in the Letter Agreement), Mr. Paliwal will forfeit the special bonus. If Mr. Paliwal’s employment is terminated due to his death or disability, he will be entitled to a portion of the special bonus and if his employment is terminated by the Company (other than for cause, death or disability) or by him for good reason, Mr. Paliwal will receive a portion of the special bonus based on the year in which such termination occurs. The special bonus, except when a change in control occurs, will be paid to Mr. Paliwal on the 70th day following the Measurement Date based on the Enterprise Value of the Company on the Measurement Date.
     Mr. Paliwal is also eligible to receive the special bonus in the event of a change in control of the Company. The portion of the special bonus payable to Mr. Paliwal is dependent on when the change in control occurs. If the change in control occurs on or prior to November 9, 2009, Mr. Paliwal will receive a pro rata portion (from 0 to 40%) of $50 million. If the change in control occurs after November 9, 2009, Mr. Paliwal is entitled to a special bonus that is calculated as described above, provided that the change in control date is used in place of the Measurement Date and the performance thresholds and bonus amounts will be ratably reduced to reflect the elapsed portion of the five-year performance period. The special bonus may exceed these reduced amounts based on a straight line interpolation but in no event will the special bonus exceed $75 million.
     The special bonus will not be taken into account in determining Mr. Paliwal’s supplemental retirement benefit. If Mr. Paliwal is the Chief Executive Officer or in certain other positions at the end of the fiscal year in which the special bonus is paid, the Company will not be able to deduct the special bonus for tax purposes.
     The foregoing descriptions of the Letter Agreement and the Amendment are summaries and are qualified in their entirety by reference to the Letter Agreement and the Amendment, copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1
Letter Agreement dated May 8, 2007 between Harman International Industries, Incorporated and Dinesh Paliwal (filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2007, and incorporated herein by reference).

10.2	Amendment to Letter Agreement, dated November 29, 2007, between Harman International Industries, Incorporated and Dinesh Paliwal.

10.3	Form of Restricted Share Unit Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
By:	/s/ Edwin Summers
Edwin Summers
Vice President, General Counsel and Secretary

Date: December 4, 2007

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